UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2014

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8551	22-1851059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 25, 2014, Hovnanian Enterprises, Inc. (the “Company”) announced that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has modified the terms of its previously announced solicitation of consents (the “Consent Solicitation”) with respect to its 7.25% Senior Secured First Lien Notes due 2020 (the “First Lien Notes”), as set forth in a Supplement to the Consent Solicitation Statement, dated September 25, 2014 (the “Supplement”) to (i) further extend the expiration date to 5:00 p.m., New York City time, on September 29, 2014 (such date and time, as the same may be extended or earlier terminated, the “First Lien Notes Expiration Date”), (ii) increase the consent consideration payable to holders of First Lien Notes to $5.00 per $1,000 principal amount of First Lien Notes for which consents have been validly delivered (and not validly revoked) prior to the First Lien Notes Expiration Date and (iii) amend the proposed amendments to the indenture governing the First Lien Notes. The Consent Solicitation is being made in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement, dated September 11, 2014, as modified by the Press Release, dated September 23, 2014, initially extending the expiration date and the Supplement, and in a related Consent Form, to holders of record as of 5:00 p.m., New York City time, on September 10, 2014.

A copy of the press release announcing the modification of the terms of the Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release, issued September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Michael Discafani
	Name:	Michael Discafani
	Title:	Vice President, Corporate Counsel and Secretary

Date: September 25, 2014

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release, issued September 25, 2014.

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